SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

ELECTROMEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	Commission File Number	82-2619815

(State or other jurisdiction of incorporation or organization)	000-56192	(I.R.S. Employer Identification Number)

16561 N. 92nd Street, Ste. 101

Scottsdale, AZ 85260

(Address of Principal Executive Offices and Zip Code)

888-880-7888

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
COMMON	EMED	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2021, the Company entered into two financing contracts: one with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”), in the principal amount of $500,000; and another with Talos Victory Fund, LLC, a Delaware limited liability company (“Talos”) in the principal amount of $250,000. No material relationship exists between the Company or its affiliates and Mast Hill and Talos, other than in respect of the respective financing contracts.

The Mast Hill Agreement

In exchange for a convertible promissory note, Mast Hill agreed to lend the Company $500,000 with 10% interest per annum, less $50,000 OID. The maturity date of the promissory note is October 13, 2022. There is no pre-payment penalty associated with the convertible promissory note, and no registration rights connected to the shares issuable under conversion of the note. The conversion price is fixed at $0.06, subject to adjustment should the Company take certain actions, including entering into another financing or selling common stock at a price below the fixed price. In that event, Mast Hill’s conversion price would be reduced to equal the lower price. The Company is not required to issue additional shares to Mast Hill in the event an adjustment to the fixed price occurs. As additional consideration for the financing, the Company issued Mast Hill a 5-year warrant to purchase 4,166,666 shares of common stock at a fixed price of $0.12 per share, subject to price adjustments for certain actions, including dilutive issuances. The warrant does not provide for registration rights.

The Talos Agreement

In exchange for a convertible promissory note, Talos agreed to lend the Company $250,000 with 10% interest per annum, less $25,000 OID. The maturity date of the promissory note is October 13, 2022. There is no pre-payment penalty associated with the convertible promissory note, and no registration rights connected to the shares issuable under conversion of the note. The conversion price is fixed at $0.06, subject to adjustment should the Company take certain actions, including entering into another financing or selling common stock at a price below the fixed price. In that event, Talos’ conversion price would be reduced to equal the lower price. The Company is not required to issue additional shares to Talos in the event an adjustment to the fixed price occurs. As additional consideration for the financing, the Company issued Talos a 5-year warrant to purchase 2,083,333 shares of common stock at a fixed price of $0.12 per share, subject to price adjustments for certain actions, including dilutive issuances. The warrant does not provide for registration rights.

Item 3.03 Material Modification to Rights of Security Holders.

(b) On October 14, 2021, the board of directors approved a resolution to amend the Company’s Certificate of Incorporation to: (1) increase the Company’s authorized shares to two hundred and fifty-one million and one shares of capital stock, including: two hundred and fifty million shares designated as “Common Stock,” with a par value of $0.00001 per share; one million shares designated as “Series A Preferred Shares,” par value $0.00001 per share; and one share designated as “Series B Preferred Shares,” par value $0.00001 per share. Concurrently, and pursuant to Section 2.11 of the Company’s By-Laws, shareholders holding a majority of the votes eligible to be cast approved by written consent the proposed amendments to the Company’s Certificate of Incorporation. The amendments were filed with the Delaware Secretary of State and recorded on October 14, 2021. Designation of the Series B Preferred Shares modifies the voting rights of stockholders by granting the holder of the Series B Preferred Shares a voting preference on any matter coming before a vote of the security holders, equal to the number of issued and authorized shares, plus one hundred thousand votes, it being the intention of the Company that the holder of the Series B Preferred Shares have effective voting control of the Corporation on a fully diluted basis. The Company has not issued the Series B Preferred Shares as of the date of this filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03(b) of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01 Other Events

On September 30, 2021, the Company entered into a warrant cancellation agreement with Vista Capital Investments, LLC (“Vista”). Previously, on June 4, 2020, the Company issued to Vista a warrant as part of a convertible note financing. The warrant initially provided Vista with the right, until June 4, 2023, to purchase 250,000 shares of the Company’s common stock at a fixed price of $1.00 per share, subject to variable price adjustments for dilutive issuances which, subsequent to the issuance of the warrant, reduced the current exercise price to $0.025 per share, and concurrently materially increased the number of warrant shares. In exchange for the cancellation of the warrant, the Company agreed to issue Vista one million shares of restricted stock in reliance on Section 4.2 of the Securities Act.

On October 5, 2021, the Company entered into a warrant cancellation and forfeiture agreement with Jefferson Street Capital, LLC (“Jefferson”). Previously, on December 1, 2020, the Company issued to Jefferson a warrant as part of a convertible note financing. The warrant initially provided Jefferson with the right, until December 1, 2023, to purchase 135,000 shares of the Company’s common stock at a fixed price of $1.50 per share, subject to variable price adjustments for dilutive issuances which, subsequent to the issuance of the warrant, reduced the current exercise price to $0.025 per share, and concurrently materially increased the number of warrant shares. Prior to the date of the warrant cancellation, Jefferson exercised warrant conversions and the Company issued 3,281,871 shares of common stock. Jefferson’s cancellation of the remainder of the warrant was conditioned upon the Company’s closing of financing equal to $750,000, which it accomplished on October 15, 2021 (see Item 1.01 Disclosures incorporated by reference into this Item 8.01).

As of October 20, 2021, the Company’s debentures issued to YA II PN, Ltd. (“Yorkville”) have been fully converted and satisfied. Previously, on February 8, 2021, the Company issued and sold to Yorkville three convertible debentures in the aggregate principal amount of $1,000,000. Further, the Company issued Yorkville a warrant to purchase 2,500,000 common shares, until February 8, 2026, at a fixed price of $0.40 per share, subject to variable price adjustments for dilutive issuances which, subsequent to the issuance of the warrant, reduced the current exercise price to $0.025 per share, and possibly increasing the number of warrant shares. The Company and Yorkville agreed to an adjusted price of $0.025 pursuant to the terms of the warrant and confirmed that no additional shares of common stock would be issued subject to the price adjustment.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location

4 (i)	Certificate of Amendment	Filed Herewith

10.1	Mast Hill Stock Purchase Agreement	Filed Herewith

10.2	Mast Hill Convertible Promissory Note	Filed Herewith

10.3	Mast Hill Warrant Agreement	Filed Herewith

10.4	Talos Stock Purchase Agreement	Filed Herewith

10.5	Talos Convertible Promissory Note	Filed Herewith

10.6	Talos Warrant Agreement	Filed Herewith

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 20, 2021

ELECTROMEDICAL TECHNOLOGIES, INC.

By:	/s/ Matthew Wolfson
Matthew Wolfson
Chief Executive Officer
(Principal Executive Officer)